UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2017

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)
DELAWARE	001-37665	61-1770902
DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(239) 301-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2017, Hertz Global Holdings, Inc.'s (the "Company") new CEO, Kathryn V. Marinello, announced structural changes in North America to facilitate her direct interaction with senior managers and to fast-track decision-making to accelerate performance improvement.
As a result of this reorganization, Jeffrey T. Foland has decided to step down as Senior Executive Vice President and Chief Revenue Officer of the Company and The Hertz Corporation (together with the Company, the "Companies"), effective February 28, 2017.
In connection with Mr. Foland's departure, Mr. Foland and the Companies entered into a separation and general release agreement (the "Separation Agreement"), dated as of February 10, 2017.  Pursuant to the Separation Agreement, Mr. Foland will be eligible to receive compensation and benefits generally consistent with those payable upon a termination without cause under the HGH Severance Plan for Senior Executives, including (a) a severance payment of $2,135,625, payable in equal installments over the 18-month period following his termination of employment, (b) eligibility for a prorated annual bonus in respect of 2017, the actual amount of which will be determined based on actual performance for 2017, (c) up to $25,000 in outplacement benefits, (d) continued health and welfare insurance benefits for the 18-month period following his termination of employment and (e) vesting of certain restricted stock units granted to him in connection with joining the Companies.  Mr. Foland will also be eligible for reimbursement of up to $10,000 in legal fees associated with the negotiation of the Separation Agreement.
In consideration for the promises and payments made by the Companies under the Separation Agreement, Mr. Foland has agreed to a general release of claims in favor of the Companies and their affiliates.  Mr. Foland also reaffirmed his commitment to be bound by the restrictive covenants concerning noncompetition and nonsolicitation of employees and clients contained in the HGH Severance Plan for Senior Executives.
The foregoing summary description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.  The following Exhibits are filed herewith as part of this report:

Exhibit	Description

10.1	Separation Agreement, dated as of February 10, 2017, by and among Jeffrey T. Foland, Hertz Global Holdings, Inc. and The Hertz Corporation.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

By:	/s/ Richard Frecker
Name:	Richard Frecker
Title:	Executive Vice President, General Counsel
Date:  February 10, 2017

EXHIBIT INDEX

Exhibit	Description

10.1	Separation Agreement, dated as of February 10, 2017, by and among Jeffrey T. Foland, Hertz Global Holdings, Inc. and The Hertz Corporation.